UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously announced, on August 10, 2012, eDiets.com, Inc. (the “Company”) entered into a Letter of Intent with As Seen on TV, Inc. (“ASTV”) which contemplates that a wholly owned subsidiary of ASTV will merge with and into eDiets.com, Inc., following which the Company will be the surviving corporation and a wholly owned subsidiary of ASTV (the “Merger”) pursuant to an agreement and plan of merger to be concluded among the parties (the “Merger Agreement”). On September 6, 2012, the Company issued a promissory note to ASTV (the “ASTV Note”) pursuant to which the Company borrowed $500,000. Interest accrues on the ASTV Note at a rate of twelve percent (12%) per annum, and at the rate of eighteen percent (18%) per annum during the continuance of an event of default. The ASTV Note will mature on the date that is ten business days following the first to occur of the following: (i) the closing date of the Merger Agreement; (ii) December 31, 2012; or (iii) an event of default under the ASTV Note.

All principal and accrued interest is due and payable in full on the maturity date of the ASTV Note. If the maturity date occurs after the closing date of the Merger Agreement, payment will be made through conversion of the ASTV Note into newly issued shares of the Company’s common stock at the Merger conversion price; otherwise, payment will be made in cash. If the Merger Agreement terminates, ASTV will have the option to convert the ASTV Note into newly issued shares of the Company’s common stock at a conversion price of $0.25 per share.

Under the ASTV Note, the Company must comply with a number of covenants, including a covenant to make any payments due under the ASTV Note prior to making payments in respect of indebtedness incurred after September 6, 2012, and a covenant not to incur additional indebtedness or grant certain liens over its assets without the prior written consent of ASTV.

The foregoing description of the ASTV Note does not purport to be complete and is qualified in its entirety by reference to the ASTV Note, a copy of which is filed as Exhibit 10.68 to this Current Report on Form 8-K and is incorporated herein by reference.

The ASTV Note is provided to give investors information regarding its terms. Investors are not third-party beneficiaries under the ASTV Note and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.68	Senior Promissory Note dated September 6, 2012 issued by eDiets.com, Inc. to As Seen On TV, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: September 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.68	Senior Promissory Note dated September 6, 2012 issued by eDiets.com, Inc. to As Seen On TV, Inc.